Exhibit 10.1

AMENDED AND RESTATED

1995 STOCK OPTION PLAN

OF

DEPOMED, INC.

(through May 30, 2002)

1.             PURPOSES OF THE PLAN

The purposes of the 1995 Stock Option Plan (the “Plan”) of DepoMed, Inc., a California corporation (the “Company”), are to:  (a) encourage selected employees, directors and consultants to improve operations and increase profits of the Company; (b) encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates; and (c) increase the interest of selected employees, directors and consultants in the Company’s welfare through participation in the growth in value of the common stock of the Company (the “Common Stock”).

Options granted under this Plan (“Options”) may be “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or “nonstatutory options” (“NSOs”).

2.             ELIGIBLE PERSONS

Every person who at the date of grant of an Option is a full-time employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NSOs or ISOs under this Plan. Every person who at the date of grant is a consultant to, or non-employee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NSOs under this Plan. The term “Affiliate” as used in the Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes an officer or director who is an employee, of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant.

3.             STOCK SUBJECT TO THIS PLAN

(a)           Number and Source of Shares. Subject to the provisions of Section 6.1.1 of the Plan, the total number of shares of stock which may be issued under options granted pursuant to this Plan shall not exceed 2,900,000 shares of Common Stock. The shares covered by the portion of any grant under the Plan which expires unexercised shall become available again for grants under the Plan.

(b)           Individual Limitation. The Company may not issue options with a fair market value exercise price as of the date of grant covering in the aggregate more than 500,000 shares of Common Stock to any one participant in any one-year period.

4.             ADMINISTRATION

(a)           This Plan shall be administered by the Board of Directors of the Company (the “Board”) or, either in its entirety or only insofar as required pursuant to Section 4(b) hereof, by a committee (the “Committee”) of at least two Board members to which administration of the Plan, or of part of the Plan, is delegated (in either case, the

“Administrator”).

(b)           Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to defer (with the consent of the optionee) the exercise date of any Option; (x) to accelerate the exercise date of any Option; (xi) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xii) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

(c)           All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

(d)           With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if any, transactions under this Plan are intended to comply with the applicable conditions of Rule 16b-3, or any successor rule thereto. To the extent any provision of this Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator. Notwithstanding the above, it shall be the responsibility of such persons, not of the Company or the Administrator, to comply with the requirements of Section 16 of the Exchange Act; and neither the Company nor the Administrator shall be liable if this Plan or any transaction under this Plan fails to comply with the applicable conditions of Rule 16b-3 or any successor rule thereto, or if any such person incurs any liability under Section 16 of the Exchange Act.

5.             GRANTING OF OPTIONS; OPTION AGREEMENT

(a)           No Options shall be granted under this Plan after ten years from the date of adoption of this Plan by the Board.

(b)           Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Company, executed by the Company and the person to whom such Option is granted; provided, however, that the failure by the Company, the optionee, or both to execute such an agreement shall not invalidate the granting of an Option, although the exercise of each option shall be subject to Section 6.1.3.

(c)           The stock option agreement shall specify whether each Option it evidences is a NSO or an ISO.

(d)           Subject to Section 6.2.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval.

6.             TERMS AND CONDITIONS OF OPTIONS

Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1.  NSOs shall not be subject to the terms and conditions set forth in Section 6.2.

6.1.          Terms and Conditions to Which All Options are Subject.

All Options granted under this Plan shall be subject to the following terms and conditions:

6.1.1.       Changes in Capital Structure.  Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

6.1.2.       Change in Control.  (a)  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action.  To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action.

(b)           In the event of a “change in control” of the Company, options granted pursuant to the Plan shall automatically be accelerated in full so as to become completely vested and fully exercisable.  In such event, the Administrator shall notify each optionee at least 30 days prior to such proposed action that the options shall be fully exercisable for a period of 30 days from the date of such notice, and options shall terminate upon the expiration of such 30-day period.  In the event of a “change in control” of the Company, any right of repurchase pursuant to Section 6.1.8 shall expire.

For purposes of the foregoing, a change in control means the occurrence of either of the following:

6.1.3.       Time of Option Exercise. Subject to Section 5 and Section 6.2.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule related to the date of the grant of the Option, the date of first employment, or such other date as may be set by the Administrator (in any case, the “Vesting Base Date”) and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.

6.1.4.       Option Grant Date. Except in the case of advance approvals described in Section 5(d), the date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

6.1.5.       Nonassignability of Option Rights.  Except as otherwise determined by the Administrator, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, except as otherwise determined by the Administrator and expressly set forth in the Option Agreement, an Option shall be exercisable only by the optionee.

6.1.6.       Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of  exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. At the time an Option is granted or exercised, the Administrator, in the exercise of its absolute discretion after considering any tax or accounting consequences, may authorize any one or more of the following additional methods of payment:

(a)           Acceptance of the optionee’s full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest would be imputed and in no event more than the maximum interest rate allowed under applicable usury laws), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company); and

(b)           Delivery by the optionee of Common Stock already owned by the optionee for all or part of the Option price, provided the value (determined as set forth in Section 6.1.11) of such Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; provided, however, that if an optionee has exercised any portion of any Option granted by the Company by delivery of Common Stock, the optionee may not, within six months following such exercise, exercise any Option granted under this Plan by delivery of Common Stock without the consent of the Administrator.

(c)           Exercise of an Option may be made pursuant to a “cashless exercise/sale” procedure pursuant to which funds to pay for exercise of the Option are delivered to the Company by a broker upon receipt of stock certificates from the Company, or pursuant to which optionees obtain margin loans from brokers to fund the exercise of the Option.

6.1.7.       Termination of Employment. If for any reason other than death or disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within thirty days of the date of such Termination, or such other period as is specified in the Option Agreement (but in no event after the Expiration Date); provided, that if such exercise of the Option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such one-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date). If an optionee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the Option remains exercisable after  Termination, Options then held (to the extent then exercisable) may be  exercised, in whole or in part, by the optionee, by the optionee’s personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within twelve months after the death or twelve months after the disability of the optionee, or such other period as is specified in the Option Agreement (but in no event after the Expiration Date). For purposes of this Section 6.1.7, “employment” includes service as a director or as a consultant. For purposes of this Section 6.1.7, an optionee’s employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.1.8.       Repurchase of Stock. At the option of the Administrator, the stock to be delivered pursuant to the exercise of any Option granted to an employee, director or consultant under this Plan may be subject to a right of repurchase in favor of the Company with respect to any employee, or director or consultant whose employment, or director or consulting relationship with the Company is terminated.

                Determination of the number of shares subject to any such right of repurchase shall be made as of the date the employee’s employment as an employee, consultant or director of the Company terminates, not as of the date that any Option granted to such employee, director or consultant is thereafter exercised.

6.1.9.       Withholding and Employment Taxes. At the time of exercise of an Option or at such other time as the amount of such obligations becomes determinable (the “Tax Date”), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If authorized by the Administrator in its sole discretion after considering any tax or accounting consequences, an optionee may elect to (i) deliver a promissory note on such terms as the Administrator deems appropriate, (ii) tender to the Company previously owned shares of Stock or other securities of the Company, or (iii) have shares of Common Stock which are acquired upon exercise of the Option withheld by the Company to pay some or all of the amount of tax that is required by law to be withheld by the Company as a result of the exercise of such Option.

Any securities tendered or withheld in accordance with this Section 6.1.9 shall be valued by the Company as of the Tax Date.

6.1.10.  Other Provisions. Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.11.  Determination of Value. For purposes of the Plan, the value of Common Stock or other securities of the Company shall be determined as follows:

(a)           If the stock of the Company is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, its fair market value shall be the closing sales price for such stock or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) for the date the value is to be determined (or if there are no sales for such date, then for the last preceding business day on which there were sales), as reported n the Wall Street Journal or similar publication.

(b)           If the stock of the Company is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

(c)           In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business.

6.1.12.  Option Term. Subject to Section 6.2.5, no Option shall be exercisable more than ten years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the “Expiration Date”)

6.2.          TERMS AND CONDITIONS TO WHICH ONLY ISOS ARE SUBJECT.

Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.2.1.       Exercise Price. The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Option is granted; provided, however, that the exercise price of any ISO granted to any person who owns, directly or by attribution under the Code currently Section 424(d), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a “Ten Percent Stockholder”) shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.11) of the stock covered by the Option at the time the Option is granted.

6.2.2.       Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code, the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.2.3.       Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted  on that date.

6.2.4.       Vesting. Notwithstanding any other provision of this Plan, ISOs granted under all incentive stock option plans of the Company and its subsidiaries may not “vest” for more than $100,000 in fair market value of stock (measured on the grant dates(s)) in any calendar year. For purposes of the preceding sentence, an option “vests” when it first becomes exercisable. If, by their terms, such ISOs taken together would vest to a greater extent in a calendar year, and unless otherwise provided by the Administrator, ISOs with lower exercise prices shall vest before ISOs with higher exercise prices, regardless of the grant date.

6.2.5.       Term. Notwithstanding Section 6.1.12, no ISO granted to any Ten Percent Stockholder shall be exercisable more than five years after the date of grant.

7.             MANNER OF EXERCISE

(a)           An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price as provided in Section 6.1.6. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

(b)           Promptly after receipt of written notice of exercise of an Option, the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of an optionee shall not have any privileges as a stockholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.             EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in this Plan or any Option granted thereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee’s employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

9.             CONDITIONS UPON ISSUANCE OF SHARES

Shares of Common Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

10.          NONEXCLUSIVITY OF THE PLAN

The adoption of the Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under the Plan.

11.          MARKET STANDOFF

Each optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the company under the Securities Act shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during the 180-day period following the effective date of a registration statement of the company filed under the Securities Act; provided, however, that such restriction shall apply only to the first two registration statements of the Company to become effective under the Securities Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.

12.          AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes, or (b) the Board otherwise concludes that stockholder approval is advisable.